UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 11, 2007
Century Bancorp, Inc.
(Exact name of registrant as specified in charter)

Massachusetts (State or other jurisdiction of incorporation)	0-15752 (Commission File No.)	04-2498617 (IRS Employer Identification No.)

400 Mystic Avenue Medford, MA (Address of principal executive offices)	02155 (Zip Code)
(781) 391-4000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
     On April 11, 2007, Century Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing (i) it is analyzing the early adoption of the Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159), and will release its first quarter 2007 results following this analysis, and (ii) the declaration of a regular quarterly dividend on Century Bancorp Inc.’s Class A and Class B common stock.
This report may contain certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. Persons reviewing this report are cautioned not to place undue reliance on any forward-looking statements. The Company disclaims any intent obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

99.1	Century Bancorp, Inc. press release dated April 11, 2007.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ Paul V. Cusick, Jr.
Paul V. Cusick, Jr.
Vice President and Treasurer

Dated: April 11, 2007